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                                                                   EXHIBIT 23.1

         Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements, which appears in Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement. We also consent to the reference to us under the heading "Incorporation of Documents by Reference" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


Raleigh, North Carolina
January 14, 2002